UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

EXXON MOBIL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following communications will be posted from time to time on corporate social media channels.

EU Twitter Post	Source	Visual

One of these alternative fuels are #biofuels, which are largely derived from agricultural crops like sugar cane & corn (emoji: corn). See more about our views on the #LowCarbon future here:

https://exxonmobil.co/3syLqkd

	Retweet Fuels Europe https://twitter.com/FuelsEuro pe/status/1389210043741052931 Low-Carbon future article https://energyfactor.exxonmobil.com/insights/focus/bold-technologies-today/	Visual from retweet

EU Twitter Post	Source	Visual
#DYK that technologies like #CoGen allow us to reduce, reuse & recycle energy throughout our operations? Join @eceee_org’s webinar today to learn more about #EnergyEfficiency https://bit.ly/3tnKvUa	Multiple benefits event webpage https://www.mbenefits.eu/final-conference/	From webpage

@baeckelmans Twitter Post	Source	Visual

We need a mix of #hydrogen technologies, #NatGas and #CCS as part of Europe’s future energy mix.

Looking forward to what will come out of @Eurogas’ annual event on green hydrogen tomorrow https://bit.ly/2PQrbBr

Eurogas event webpage https://eurogas.org/event/2nd- annual-green-hydrogen-summit-11-12-18-19-may-2021/

EU Twitter Post	Source	Visual

How can #CCS be deployed broadly to help reduce emissions more quickly? Find out here (emoji: finger pointing right) https://exxonmobil.co/3b33ld6	Energy Factor Europe article on CCS https://energyfactor.exxonmobil.eu/perspectives/houston-ccs-hub/

EU Twitter Post	Source	Visual

In light of this year’s #EarthDay, we reflected upon the #DualChallenge and our work to provide essential energy while managing the risks of climate change around the (emoji: globe)	Energy Factor Europe article on Earth Day https://energyfactor.exxonmobil.eu/citizenship/earth-day-2021/	Screenshot from video

EU Twitter Post	Source	Visual

Today marks the 1st day of this year’s #Monaco Grand Prix (Emoji: race car, Monegasque flag)

With @Porsche, we’re testing advanced #biofuels & lower-carbon eFuels to help provide #EnergyEfficient fuel alternatives. More here: https://exxonmobil.co/3wWy18W

#PorscheMobil1Supercup

#MonacoGP

Tag: @Mobil1

	Energy Factor Europe article on Porsche partnership lower-carbon fuels https://energyfactor.exxonmobil.eu/news/porsche-low-carbon-efuels/	Porsche video

EM Europe LinkedIn	Source	Visual

One of the technologies high on our R&D agenda is the development of #biofuels, which are helping provide lower-emission fuel alternatives. Find out more about how we’re advancing work in this area from @Dr. Vijay Swarup below

https://exxonmobil.co/3jCLn30

	Energy Factor Europe article on R&D https://energyfactor.exxonmobil.eu/science-technology/r-and-d-vijay-swarup/	Video: From EM webpage https://www.youtube.com/watch?v=v9r8WQBrb_I&t=20s

P. Ducom LinkedIn Post	Source	Visual
Excellent video from my colleague @Dr. Vijay Swarup! #Biofuels are helping address the #DualChallenge by providing lower-emission fuel alternatives. It’s great we can continue to prioritize work in these important areas to help advance Europe’s energy future.	Re-post EM Europe LinkedIn	Re-post EM Europe LinkedIn

Important Additional Information Regarding Proxy Solicitation

Exxon Mobil Corporation (“ExxonMobil”) has filed a definitive proxy statement and form of associated BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for ExxonMobil’s 2021 Annual Meeting (the “Proxy Statement”). ExxonMobil, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2021 Annual Meeting. Information regarding the names of ExxonMobil’s directors and executive officers and their respective interests in ExxonMobil by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in ExxonMobil’s securities are not reported, or have changed since the amounts described, in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of ExxonMobil’s Board of Directors for election at the 2021 Annual Meeting are included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the Proxy Statement and other relevant documents filed by ExxonMobil free of charge from the SEC’s website, www.sec.gov. ExxonMobil’s shareholders can also obtain, without charge, a copy of the Proxy Statement and other relevant filed documents by directing a request by mail to ExxonMobil Shareholder Services at 5959 Las Colinas Boulevard, Irving, Texas, 75039-2298 or at shareholderrelations@exxonmobil.com or from the investor relations section of ExxonMobil’s website, www.exxonmobil.com/investor.